CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
               INTERNATIONAL FIRE PREVENTION, INC.,
                     A CALIFORNIA CORPORATION
                               INTO
               INTERNATIONAL FIRE PREVENTION, INC.,
                       A NEVADA CORPORATION


          INTERNATIONAL FIRE PREVENTION, INC., a corporation organized and existing under the laws of the State of Nevada,
          DOES HEREBY CERTIFY:
          FIRST: That this corporation was incorporated on the 14th day of December, 1984, pursuant to the General Corporation Law of the State of Nevada.
          SECOND: That this corporation owns all of the outstanding shares of the stock of International Fire Prevention, Inc., a corporation incorporated on the 13th day of May, 1986, pursuant to the General Corporation Law of the State of California.
          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members dated May 29, 1987, filed with the minutes of the Board, determined to and did merge into itself said International Fire Prevention, Inc., a California corporation:
          RESOLVED, that this corporation, INTERNATIONAL FIRE PREVENTION, INC., a Nevada corporation, merge, and it hereby does merge into itself International Fire Prevention, Inc., a California corporation, and assumes all of its obligations.
          FURTHER, RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Nevada.
          RESOLVED FURTHER that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said International Fire Prevention, Inc., a California corporation, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Nevada and the Secretary of State of California and to do all acts and things whatsoever, whether within or without the State of Nevada, which may be in anywise necessary or proper to effect said merger.
          FOURTH: The surviving corporation agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of International Fire Prevention, Inc., a California corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 78.510 of the Nevada Revised Statutes and it does hereby irrevocably appoint the Secretary of State of Nevada as its agent to accept service of process in any such suit or other proceeding. the address to which a copy of such process shall be mailed by the Secretary of State of Nevada is 1887 O'Toole, Suite C106, San Jose, California 95131, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process shall be made by personally delivering to and leaving with the Secretary of State duplicate copies of such process, one of which copies the Secretary of State of Nevada shall forthwith send by registered mail to said International Fire Prevention, Inc., a Nevada corporation, at the above address.
          IN WITNESS WHEREOF, said INTERNATIONAL FIRE PREVENTION, INC., a Nevada corporation has caused this Certificate to be signed by its President and by its Secretary, this 3rd day of June, 1987.
                         INTERNATIONAL FIRE PREVENTION, INC.,
                            a Nevada corporation

                         By  /s/ John T. Noah, President

                         By  /s/ Gerald L. Wheeler, Secretary

STATE OF CALIFORNIA )
                    ) ss
COUNTY OF ORANGE         )

          On June 3, 1987, personally appeared before me, a Notary Public, John T. Noah, President of International Fire Prevention, Inc., a Nevada corporation, who acknowledged that he executed the above instrument.

                         /s/  Anita S. Kosmerl
                         Notary Public
(Seal)